As filed with the Securities and Exchange Commission on December 12, 1997
                                                     Registration No. 333-17525
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ------------------------
                               AMENDMENT NO.1 TO
                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
(Including registration of shares for resale by means of a Form S-3 Prospectus)
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FREMONT GENERAL CORPORATION
               (Exact name of registrant as specified in charter)
                            ------------------------


           Nevada                                    95-2815260
   ------------------------                   ------------------------
   (State of incorporation)             (I.R.S. Employer Identification No.)



                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
                            ------------------------
                    (Address of principal executive offices)


                        1995 RESTRICTED STOCK AWARD PLAN
                            (Full title of the plan)
                            ------------------------


                                Louis J. Rampino
                     President and Chief Operating Officer
                          Fremont General Corporation
                       2020 Santa Monica Blvd., Suite 600
                         Santa Monica, California 90404
                                 (310) 315-5500
                            ------------------------
(Name, address, and telephone number, including area code, of agent for service)


                                    Copy to:
                            Elizabeth R. Flint, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

PROSPECTUS

                          FREMONT GENERAL CORPORATION

                                2,068,210 SHARES

                                  COMMON STOCK
                     --------------------------------------

     This Prospectus relates to 2,068,210 shares of the Common Stock (the "Common Stock") of Fremont General Corporation (the "Company") which were awarded to the individuals named herein (the "Plan Participants") under the Company's 1995 Restricted Stock Award Plan, As Amended (the "Plan"). The Plan is a long term employee benefit plan for officers, directors and employees that is designed to attract and retain these individuals and to maximize shareholder value by aligning the interests of such individuals with those of the shareholders through equity ownership.

     All shares of Common Stock awarded under the Plan are restricted and may not be sold by Plan Participants until these restrictions lapse. Ten percent of each Plan Participant's shares are generally released from the Company's reacquisition option on the first designated release date and on each of the nine anniversaries thereafter, provided that the Plan Participant's status as an employee or director has not terminated and the Company has not exercised its reacquisition option. All of the shares issued under the Plan are held in escrow by the Company for the account of each Plan Participant pending the release of the restrictions.

     The Registration Statement of which this Prospectus forms a part is being filed to enable the Plan Participants, if they so elect, to sell unrestricted shares of Common Stock in the public market from time to time. All shares awarded to Plan Participants have been included even though only one-tenth (1/10) of the shares will become available for sale each year.

     It is anticipated that Plan Participants that do elect to sell all or a portion of their shares will do so in one or more of the following ways: (i) on the New York Stock Exchange at the prevailing prices on the date of sale or (ii) to the Company, the Plan, the Company's Employee Stock Ownership Plan, or the Company's Grantor Trust (an Employee Benefits Trust) at the prevailing prices on the New York Stock Exchange on the date of sale. See "Distribution." The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal and FICA withholding tax requirements of the Plan Participants. The Plan Participants will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering, and not borne by the Plan Participants, will be borne by the Company.

     Each Plan Participant and any broker executing selling orders on behalf of a Plan Participant may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common  Stock is traded on the New York Stock  Exchange  (NYSE  Symbol:
FMT). On December 11, 1997, the last reported sale price of the Common Stock was $49.375 per share.

                     --------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     -------------------------------------

                 The date of this Prospectus is December 12, 1997

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Plan Participant. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The Company hereby undertakes to provide without charge to each person, including each beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this
Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Wayne R. Bailey, Executive Vice President, Treasurer and Chief Financial Officer, Fremont General Corporation, 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California 90404. The Company's telephone number at this location is (310) 315-5500.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a worldwide web site that contains such material regarding registrants, including the Company, which file electronically with the Commission. The address of such web site is http://www.sec.gov. The Company's Common Stock is traded on the New York Stock Exchange, and the foregoing materials are also available for inspection at the offices of such Exchange, which offices are located at 20 Broad Street, New York, New York 10005.

     This Prospectus contains information concerning the Company and any sale of its Common Stock by the Plan Participants, but does not contain all the information set forth in the Registration Statement, as amended by Amendment No. 1, which the Company has filed with the Securities and Exchange Commission under the Securities Act (Registration No 333-17525). The Registration Statement, as amended by Amendment No. 1, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                   THE COMPANY

     The Company is a nationwide property and casualty insurance and financial services holding company that operates through its wholly-owned subsidiaries in select businesses in niche markets. The three core operating lines of business are workers' compensation insurance underwriting, real estate lending and commercial finance lending. From its inception in 1972 to the present, the Company has conducted its business as a Nevada corporation. The executive offices of the Company are located at Fremont General Corporation, 2020 Santa Monica Boulevard, Suite 600, Santa Monica, California 90404, and its telephone number is (310) 315-5500.

                                PLAN PARTICIPANTS

     All shares of Common Stock awarded to individuals under the Plan are restricted and may not be sold by Plan Participants until these restrictions lapse. Ten percent of the shares awarded to each Plan Participant are generally released from the Company's reacquisition option on the first designated release date and on each of the nine anniversaries thereafter, provided that the Plan Participant's status as an employee or director has not terminated and the Company has not exercised its reacquisition option. Each Plan Participant will determine whether to sell the shares of Common Stock which are released from restriction at his or her own discretion. The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal, and FICA withholding tax requirements of the Plan Participants.

     Except as otherwise set forth below, none of the Plan Participants is an executive officer or director of the Company and none of the Plan Participants beneficially own, individually or in the aggregate, more than 1% of the outstanding shares of Common Stock of the Company. The following table sets forth certain information with respect to the Plan Participants' beneficial ownership of the Company's common stock as of October 31, 1997, and as adjusted to reflect the sale of the Common Stock by such Plan Participants pursuant to this Prospectus, if such Common Stock were to be sold.

     Pursuant to Commission rules, the Company has included all Plan Participants who would be eligible to sell their securities under this Registration Statement, as amended, and all shares of Common Stock beneficially owned by such Plan Participants, whether or not they have a present intent to sell any or all of such shares hereunder.



                                                                            SHARES
                                                                          AWARDED TO
                                                                             PLAN
                                                                         PARTICIPANTS         SHARES BENEFICIALLY
                                                 NUMBER OF SHARES        THAT WILL BE             OWNED AFTER
                                              BENEFICIALLY OWNED AS OF     AVAILABLE      OFFERING (IF ALL REGISTERED
                                              OCTOBER 31, 1997 (1) (2)   FOR RESALE AS       SHARES ARE SOLD)(1)(2)
                                              ------------------------   RESTRICTIONS     ---------------------------
                NAME                            NUMBER         PERCENT       LAPSE          NUMBER         PERCENT
------------------------------------          ----------       -------   -------------    -----------       -------

James A. McIntyre (3)...............           2,331,148           7.1         401,940      1,929,208           5.8
Wayne R. Bailey (4).................             326,435           1.0         185,760        140,675        *
John A. Donaldson (5)...............              68,698        *               30,150         38,548        *
Alan W. Faigin (6)..................              53,530        *               19,125         34,405        *
Houston I. Flournoy (7).............              38,631        *               23,400         15,231        *
C. Douglas Kranwinkle (8)...........              39,626        *               23,400         16,226        *
Raymond G. Meyers (9)...............             231,433        *              110,700        120,733        *
David W. Morrisroe (10).............              48,636        *               23,400         25,236        *
Louis J. Rampino (11)...............             634,996           1.9         277,344        357,652           1.1
Dickinson C. Ross (12)..............              52,463        *               23,400         29,063        *
Other Plan Participants (each
    holding less than one
    percent) (13)...................           1,778,066           5.4         634,460      1,143,606           3.5

    TOTAL                                      5,603,662          16.9       1,753,079      3,850,583          11.6

---------------------
*     Less than 1%.



(1) ALL SHARES AWARDED UNDER THE PLAN BECOME UNRESTRICTED AND ARE RELEASED TO PLAN PARTICIPANTS OVER A TEN YEAR PERIOD. THE INFORMATION INCLUDED IN THIS CHART ASSUMES THAT (I) EACH PLAN PARTICIPANT WILL CONTINUE TO BE AN EMPLOYEE OR DIRECTOR OF THE COMPANY FOR THE ENTIRE TEN YEAR PERIOD DURING WHICH THE COMPANY HAS A REACQUISITION OPTION AND (II) HE OR SHE WILL ELECT TO SELL ALL SHARES RECEIVED UNDER THE PLAN. THESE ASSUMPTIONS HAVE BEEN MADE UNDER THE RULES OF THE COMMISSION AND DO NOT REFLECT ANY KNOWLEDGE THAT THE COMPANY HAS WITH RESPECT TO THE PRESENT INTENT OF THE PLAN PARTICIPANTS.
(2) Based on 33,015,626 shares of Common Stock outstanding as of October 31, 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of October 31, 1997 are deemed outstanding. Includes 475,000 shares of restricted stock awarded October 31, 1997 under the Company's 1997 Stock Plan which became effective December 1, 1997.
(3) Mr. McIntyre has served as Chairman of the Board and Chief Executive Officer of the Company for more than three years prior to the date of this Prospectus. In addition, Mr. McIntyre owns beneficially 20,800 shares, less than 1%, of Fremont General Financing I (a wholly-owned subsidiary of the Company) 9% Trust Originated Preferred Securities (TOPrS)SM (service marks of Merrill Lynch & Company.) Such securities are non-voting. Does not include 1,485,000 shares owned benefically by Mrs. Maureen McIntyre, Mr. McIntyre's mother. Mr. McIntyre holds a remainder beneficial interest in such shares and disclaims beneficial ownership of such shares.
(4) Mr. Bailey is Executive Vice President, Treasurer and Chief Financial Officer of the Company and has served as an executive officer for more than three years prior to the date of this Prospectus, and as a Director of the Company since 1996.
(5) Mr. Donaldson has served as Controller and Chief Accounting Officer of the Company for more than three years prior to the date of this Prospectus, and has served as Senior Vice President since 1997.

(6)   Mr.  Faigin has been  employed  by the  Company  for more than three years prior to the date of this Prospectus, and has served as Secretary and General Counsel of the Company since 1996.
(7) Dr. Flournoy has served as a Director of the Company for more than three years prior to the date of this Prospectus. In addition, Dr. Flournoy owns beneficially 175 shares, less than 1%, of Fremont General Financing I (a wholly-owned subsidiary of the Company) 9% Trust Originated Preferred Securities (TOPrS)SM (service marks of Merrill Lynch & Company.) Such securities are non-voting.
(8) Mr. Kranwinkle has served as a Director of the Company for more than three years prior to the date of this Prospectus.
(9) Mr. Meyers has been employed by the Company for more than three years prior to the date of this Prospectus, and has served as Senior Vice President and Chief Administrative Officer of the Company since 1994.
(10) Mr. Morrisroe has served as a Director of the Company for more than three years prior to the date of this Prospectus.
(11) Mr. Rampino is President and Chief Operating Officer of the Company and has served as an executive officer for more than three years prior to the date of this Prospectus, and as a Director of the Company since 1994.
(12) Mr. Ross has served as a Director of the Company for more than three years prior to the date of this Prospectus.
(13) The other Plan Participants, each of whom beneficially owns less than one percent of the Company's issued and outstanding Common Stock, and each of whom is an employee of the Company or a wholly-owned subsidiary of the Company, are as follows: Charles F. Alcantar; Carol Atkinson; Darrell, J. Baird; Salvatore C. Bianco; Pamela H. Blackmore; Stella J. Bobak; Thomas
      G. Brady; Sarah R. Branigan; David N. Brody; Alan D. Buckingham; Robert Cano; Joseph A. Cardenas; Carlos E. Chang; David R. Cochran; Gwyneth E. Colburn; Matthew J. Colgan; Robert Connor; Kim Bea Crist; Linda S. Darga; Donald M. Davis; Kenneth F. Demski; Avo Deukmejian; Paul Dubois; Linda C. Dudash; Bruce English; Robert J. Esmail; Jonathan S. Fuhrman; Linda I. Gaide; Richard A. Gajda; David F. Gardner; Peter K. Geike; Norton M. Geller; K. D. Gena; Craig A. Gilmour; Robert Paul Goldsworthy; Robert J. Gore; William D. Granato; Troy A. Grande; Philip E. Grassbaugh; Robin A. Gregory; Ronald Groden; Steven C. Gross; Michele P. Gust; Bert D. Haboucha; Andrew D. Hall; Gary C. Harrigian; Jacqueline Hassett; Marilyn
      I. Hauge; David D. Henderson; Patricia A. Henry; Ronald F. Herzig; William
      J. Hillstrom; Elizabeth Hilton; Elaine E. Himeno; Gilbert Carl Hubbell; Diana L. Jarrett; John B. Johnson; Rodney M. Johnston; Paul E. Jordan; Philip Jue; Michael T. Justice; Michael S. Karr; John H. Kim; Curtis A. Kirkland; David R. Klages; Bruce M. Krall; David M. Krebs; Henry Krizl; Patrick E. Lamb; Alan M. Lapidus; Robin J. Lee; Michael Liddy; Perrin Y. Lim; James E. Little; Michael A. Loehr; Mark A. Looft; Scott S. Manlin; Randall Mark; Thomas M. Masuguchi; Nicole F. Maury; Noel P. Mayfield; James M. McWalters; Diane Meyerson; Scott H. Mitchell; Cynthia Morrison; Mahsha Motamedi; Michael A. Mueller; John P. Neher; Bradley K. Nichols; Jerry F. Noles; Maureen C. Nunnari; William B. O'Hara; Steven E. Ogus; Ranney P. Pageler; Steven K. Patton; Douglas C. Payne; James E. Perrotta; John L. Phelan; Daniel G. Platt; Kathleen Pogran; Anthony R. Pokorny; Jay
      B. Provo; Richard C. Pugh; Denise K. Richardson;  Josephine Roberts;  John
      F. Roughan; Eva M. Satori; Barbara J. Scanlan; Nancy M. Schnurstein; Debbie Sammons Semnanian; Thomas M. Shimada; Carolyn Y. Shimono; Louis A. Silver; Allyson B. Simpson; Gerald N. Slentz; Geoffry A. Smith; Barbara J. Sprague; Thomas M. Stanley; Carol A. Steffen; Susan H. Stephens; William
      H. Steurer; Michael T. Stock; Laura M. Strange; B. Morgyn Taylor; Gary P. Taylor; Nick Terbovic; William E. Timothy; William M. Verigin; Sandra
      Walder; Kyle R. Walker; John P. Walsh; Del A. Walter; Alana L. Warren; Ronald R. Warwick; Suzanne T. Watanabe; Signe N. Wetteland; Thomas C. Whitesell; Mary E. Wilkman; Michael W. Wingard; Emmett M. Witt; Jill A. K. Yamashiro; Jeffrey Zangrilli and Murray L. Zoota.

                              PLAN OF DISTRIBUTION

     All shares of Common Stock awarded under the Plan are restricted and may not be sold by Plan Participants until these restrictions lapse. Ten percent of each Plan Participant's shares are generally released from the Company's reacquisition option on the first designated release date and on each of the nine anniversaries thereafter, provided that the Plan Participant's status as an employee or director has not terminated and the Company has not exercised its reacquisition option with respect to the restricted shares. All of the shares issued under the Plan are held in escrow by the Company for the account of each Plan Participant pending the release of the restrictions thereon. This Registration Statement, as amended, is being filed to enable the Plan Participants, if they so elect, to sell their unrestricted shares of Common Stock in the public market from time to time. All shares awarded to Plan Participants have been included even though only one-tenth (1/10) of the shares will become available for sale each year.

     It is anticipated that Plan Participants who do elect to sell shares will do so in one or more of the following ways: (i) on the New York Stock Exchange at the prevailing prices on the date of sale or (ii) to the Company, the Plan, the Company's Employee Stock Ownership Plan, or the Company's Grantor Trust (an Employee Benefits Trust) at the prevailing prices on the New York Stock Exchange on the date of sale. The Plan Participants may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Plan Participants may choose to dispose of the shares registered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Plan Participants and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company may receive a portion of the proceeds from sales made hereunder to cover state, federal and FICA withholding tax requirements of the Plan Participants.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Plan Participants (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Plan Participants. Broker-dealers may agree with the Plan Participants to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Plan Participants, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Plan Participants. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the New York Stock Exchange, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Plan Participants that the anti-manipulation rules, contained in Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales in the market. The Company has also informed the Plan Participants of the possible need for delivery of copies of this Prospectus. The Plan Participants may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by the Plan Participants that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Plan Participants, the commissions paid or discounts or concessions allowed by the Plan Participants to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus, provided that such securities are available for resale under the Plan. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted shares" (as that term is defined in Rule 144, not the Plan) beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company.


                      INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May 15, 1997.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 14, 1997.

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Commission on November 14, 1997.

         (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 17, 1993 pursuant to
Section 12(b) of the Exchange Act.

         (6) The Company's current reports on Form 8-K filed on August 14, 1997 and October 15, 1997.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

                           FREMONT GENERAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8/S-3

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 31, 1997.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May 15, 1997.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 14, 1997.

     (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Commission on November 14, 1997.

     (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 17, 1993 pursuant to
Section 12(b) of the Exchange Act.

     (6) The Company's current reports on Form 8-K filed on August 14, 1997 and October 15, 1997.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such directors' fiduciary duty to the fullest extent permitted by the law of the State of Nevada ("Nevada Law"), as it is amended from time to time.

     Under the Company's Bylaws, the Company is required, to the maximum extent and in the manner permitted by Nevada law, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of the Bylaws, a "director" or "officer" of the Company includes any person (i) who is or was a director or officer of the Company, (ii) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

     The Company is also required to pay all expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required under the Bylaws in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in the Bylaws.

     The Bylaws further provide that the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     In Release No. 33-6188 (the "1980 Release"), the staff of the Division of Corporate Finance of the Commission (the "Staff") has taken the position that where no offer or sale is involved, the distribution or actual delivery of employer stock by a plan to individual plan participants is not an event that requires registration. In the 1980 Release, the Staff also concluded that stock awarded under "stock bonus plans," which grant employer stock to employees at no direct cost to them, generally need not be registered. In the opinion of the Staff, such registration is not necessary because employees have not contributed cash or any other direct consideration to such plans in return for the stock awarded to them, and thus no "sale" has taken place.

     The Plan Participants acquired all of the shares registered hereby through awards granted by the Company under the Plan. Under the Plan, participants receive stock awards upon selection by the plan administrator, without any contribution of cash or other direct consideration. For this reason, the Company believes that the distribution of stock to its employees under the Plan did not involve a "sale," and thus did not constitute a registrable event.

ITEM 8.  EXHIBITS.


     Exhibit Number                                Description
     --------------              ---------------------------------------------


          4.1        1995 Restricted Stock Award Plan, as amended and forms of agreement thereunder.*

          4.2        Portions of Restated Articles of Incorporation of the Company defining the Rights of Common
                     Stock Holders.(Filed as Exhibit No. 3.1 to  Registration  Statement on Form S-3, Commission
                     File   Number 33-64771, which was declared effective on March 1, 1996, and  incorporated herein by reference.)

          4.3        Portions of Amended and Restated Bylaws of the Company  defining  the Rights of Common Stock
                     Holders. (Filed  as  Exhibit No. 3.3 to Report on Form 10-K,  for the  Fiscal  Year Ended
                     December 31, 1995,  Commission  File Number 1-8007, and incorporated herein by reference.)


                                      II-2





          5.1        Opinion of Counsel as to legality of shares.*

         23.1        Independent Auditors' Consent (see page II-5).

         24.1        Power of Attorney.*


*  Previously filed with Registration Statement on Form S-8/S-3 (File No. 333-17525) and incorporated herein by reference.



ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       The  Company   hereby   undertakes   that,  for  purposes  of
determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Certificate of Incorporation, Bylaws or indemnification agreements, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 12th day of December, 1997.

                                           FREMONT GENERAL CORPORATION


                                           By:  /s/ LOUIS J. RAMPINO
                                                ----------------------
                                                Louis J. Rampino,
                                                President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                                TITLE                                       DATE
-------------------------      -----------------------------------------                ----------------

            *                  Chairman of the Board and Chief Executive                December 12, 1997
-------------------------      Officer (Principal Executive Officer)
James A. McIntyre


/s/  LOUIS J. RAMPINO          President, Chief Operating Officer and                   December 12, 1997
-------------------------      Director
Louis J. Rampino

            *                  Executive Vice President, Treasurer,                     December 12, 1997
-------------------------      Chief Financial Officer (Principal
Wayne R. Bailey                Financial Officer) and Director

            *                  Senior Vice President, Controller and Chief              December 12, 1997
-------------------------      Accounting Officer (Principal Accounting Officer)
John A. Donaldson

            *                   Director                                                December 12, 1997
-------------------------
Houston I. Flournoy

            *                   Director                                                December 12, 1997
-------------------------
C. Douglas Kranwinkle

            *                   Director                                                December 12, 1997
-------------------------
David W. Morrisroe

            *                   Director                                                December 12, 1997
-------------------------
Dickinson C. Ross





*By  /s/ LOUIS J. RAMPINO
     --------------------
     Louis J. Rampino
     Attorney-in-fact


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-17525 Amendment No. 1, dated December 12, 1997) of Fremont General Corporation 1995 Restricted Stock Award Plan of our report dated March 14, 1997, with respect to the consolidated financial statements and schedules of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/  ERNST & YOUNG LLP
                                                     -----------------
                                                     Ernst & Young LLP


Los Angeles, California
December 12, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    EXHIBITS



                     Registration Statement on Form S-8/S-3


                           FREMONT GENERAL CORPORATION

                                INDEX TO EXHIBITS







Exhibit                                                                                                 Sequentially
Number                                             Description                                          Numbered Page
-----------     -----------------------------------------------------------------------------------     -------------
        4.1     1995 Restricted Stock Award Plan, as amended, and forms of agreement thereunder ...           *

        4.2     Portions of Restated Articles of Incorporation of the Company defining the Rights of Common Stock Holders. (Filed as Exhibit No. 3.1 to Registration Statement on
                Form S-3, Commission File Number 33-64771, which was declared effective on March
                1, 1996, and incorporated herein by reference.) ...................................

        4.3     Portions of Amended and Restated Bylaws of the Company defining the Rights of
                Common Stock Holders. (Filed as Exhibit No. 3.3 to Report on Form 10-K, for the Fiscal
                Year Ended December 31, 1995, Commission File Number 1-8007, and incorporated herein by reference.) .............................................................

        5.1     Opinion of Counsel as to legality of shares .......................................           *

       23.1     Independent Auditors' Consent (see page II-5) .....................................

       24.1     Power of Attorney (see page II-4 of this Registration Statement) ..................           *


-----------------------
*  Previously filed with Registration Statement on Form S-8/S-3 (File No. 333-17535) and incorporated herein by reference.

